Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

SMITH MICRO SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(3)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	(1)	(2)
	Equity	Preferred Stock, $0.001par value per share	457(o)	(1)	(2)
	Other	Warrants	457(o)	(1)	(2)
	Other	Units	457(o)	(1)	(2)
	Unallocated (Universal) Shelf		457(o)	(1)	(1)	$75,000,000	0.0000927	$6,953
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)
	Equity	Preferred Stock, $0.001par value per share	415(a)(6)
	Other	Warrants	415(a)(6)
	Other	Units	415(a)(6)
	Unallocated (Universal) Shelf		457(0)			$9,782,609	0.0001298		S-3	333-238053	5/13/2020	$1,270
	Total Offering Amounts					$75,000,000	0.0000927	$6,953
	Total Fees Previously Paid							—
	Total Fee Offsets (4)(5)							$1,270(5)
	Net Fee Due							$5,683(5)

(1) This registration statement includes $75,000,000 of securities which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(4) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act, and is paid herewith.

(5) On May 7, 2020, the registrant filed a registration statement on Form S-3 (File No. 333-238053)(the “Prior Registration Statement”), registering the issuance of up to $75,000,000 of securities pursuant to an unallocated (universal) shelf (the “Prior Securities”). The registration fee associated with the Prior Securities was $9,735. Pursuant to the Prior Registration Statement, the registrant completed an offering of $65,217,391 of Prior Securities, which equates to an associated registration fee of $8,465 based on the total registration fee paid in connection with the filing of the Prior Registration Statement. Accordingly, the unused registration fee paid in connection with the Prior Registration Statement is $1,270.  Pursuant to Rule 415(a)(6) and 457(p) under the Securities Act, the registration fee applicable to the $75,000,000 of securities of the registrant being registered hereby in the amount of $6,953 is offset by $1,270 in registration fees previously paid by the registrant with respect to the Prior Securities that were registered but not issued pursuant to the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Fee Offset Claims	Smith Micro Software, Inc.	S-3	333-238053	5/7/2020	$1,270	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$9,782,609